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                                 EXHIBIT 99

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Engineered Support Systems, Inc.
Schedule II - Valuation and Qualifying Accounts
(in thousands)

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                                                                 Additions
                                                       ----------------------------
                                        Balance at     Charged to        Charged to                       Balance at
                                        beginning      costs and           other                            at end
            Description                 of period       expenses          accounts       Deductions       of period
            -----------                 ---------       --------          --------       ----------       ---------
Year ended October 31, 2001
   Allowance for doubtful accounts        $240            $147              $  0            $ 66             $321
   Inventory reserves                       86             (86)                0               0                0

Year ended October 31, 2000
   Allowance for doubtful accounts        $264            $112              $  0            $136             $240
   Inventory reserves                      548            (462)                0               0               86

Year ended October 31, 1999
   Allowance for doubtful accounts        $273            $(54)             $179            $134             $264
   Inventory reserves                      157              31               360               0              548
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